                                                                     EXHIBIT 4.1

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO WORLDCOM, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    THIS CERTIFICATE IS ONE OF THE GLOBAL SECURITIES REFERRED TO IN THE INDENTURE DESCRIBED HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.


                                 WORLDCOM, INC.
                           FLOATING RATE NOTE DUE 2002

PRINCIPAL AMOUNT                                                      NO. R-___
$                                                             CUSIP 98157D AE 6
                                                             ISIN: US98157DAE67

    WORLDCOM, INC., a corporation duly organized and existing under the laws of the State of Georgia (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ DOLLARS on June 11, 2002 (the "Stated Maturity"), and to pay interest thereon from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, from and including June 12, 2000, payable in arrears on March 11, June 11, September 11 and December 11 and at Maturity (each, an "Interest Payment Date"), commencing on September 11, 2000. The rate of interest payable from time to time in respect of the Notes (the "Rate of Interest") will be a floating rate subject to adjustment on a quarterly basis and determined by reference to LIBOR for three-month U.S. dollar deposits, determined as described below, plus a spread of 0.16% per annum. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 28th day (whether or not a Business Day) of February, May, August and November, respectively, preceding such Interest Payment Date at the office or agency of the Trustee maintained for such purpose in the City of New York, New York; provided, that interest payable at Maturity will be payable to the registered Noteholder to whom principal is payable.

    Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on the related Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes (as defined below) not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

    If any Interest Payment Date, the Stated Maturity or the Maturity shall not be a Business Day (as hereinafter defined), payment of the amount due on this Note on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, the Stated Maturity, or the Maturity as the case may be, to such Business Day.

    Payment of the principal of (and premium, if any) and interest on this Note at Maturity shall be made upon presentation hereof at the office or agency of the Company, one of which will be maintained in Pittsburgh, Pennsylvania (which initially will be the Corporate Trust Office of Chase Manhattan Trust Company, National Association, in Pittsburgh, Pennsylvania) or at such other office or agency permitted under the Indenture, including the office or agency of the Company maintained for such purpose in the City of New York, New York. Payment of the principal of (and premium, if any) and interest on this Note shall be payable in immediately available funds; provided however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of (and premium, if any) and interest, if any, on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will be paid to DTC, Euroclear and/or CEDEL, as the case may be, with respect to the portion of this Note held for its account by Cede & Co. or a successor depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of this Note to the accounts of the beneficial owners hereof.

    This Note is one of a duly authorized issue of unsecured senior debt securities of the Company known as the Company's Floating Rate Notes Due 2002, initially in the aggregate principal amount of $60,000,000 (herein called the "Notes" or the "Securities"), issued under an Indenture dated as of May 15, 2000 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with the Board Resolution setting forth certain terms of the Notes adopted on May 31, 2000 and delivered to the Trustee by the Company pursuant to Section 301 of such Indenture, being herein called the "Indenture") from the Company to Chase Manhattan Trust Company, National Association, as trustee (herein called the "Trustee," which term includes any other successor trustees under the Indenture), to which Indenture, all indentures supplemental thereto and all Board Resolutions relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. All capitalized terms used in this Note which are not defined herein shall have the meaning assigned to them in the Indenture.

    The Notes may not be redeemed prior to their Maturity and do not have the benefit of any sinking fund obligations.

    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Company's obligations under this Note and under the covenants provided in the Indenture are subject to defeasance and discharge as provided in the Indenture.

    Reference is made to the further provisions of this Note set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal. WORLDCOM, INC.

Attested:

                                       By:
--------------------------                -------------------------
    Secretary                             President and
                                          Chief Executive Officer

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 12, 2000                   CHASE MANHATTAN TRUST COMPANY,
                                       NATIONAL  ASSOCIATION, as Trustee


                                       By:
                                          -------------------------
                                          Authorized Representative

                                 WORLDCOM, INC.
                           FLOATING RATE NOTE DUE 2002
                                 REVERSE OF NOTE

    The Rate of Interest shall be determined in accordance with the following provisions:

    (i) At approximately 11:00 a.m. (London time) on the second day on which commercial banks are open for business, including dealings in deposits in U.S. dollars in London (or, for purposes of paragraph (iii)(B) below, New York), prior to the commencement of the Interest Period (defined below) for which such rate will apply (each such day an "Interest Determination Date") The Chase Manhattan Trust Company, National Association, as the calculation agent, or its successors in this capacity (the "Calculation Agent") will calculate the rate of interest (the "Rate of Interest") for such Interest Period as, subject to the provisions described below, the rate per annum equal to 0.16% above the rate appearing on the Dow Jones Telerate Page 3750 (or such other page as may replace that page on the Dow Jones Telerate Service) for three-month U.S. dollar deposits in the London inter-bank market on such Interest Determination Date. The period beginning on, and including, June 12, 2000, and ending on, but excluding, the first Interest Payment Date and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period".

    (ii) If on any Interest Determination Date an appropriate rate cannot be determined from the Dow Jones Telerate Service, the Rate of Interest for the next Interest Period shall, subject to the provisions described below, be the rate per annum that the Calculation Agent certifies to be 0.16% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London selected by the Calculation Agent (the "Reference Banks," which term shall include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits in the London inter-bank market as at 11:00 a.m. (London time) on such Interest Determination Date.

    (iii) If on any Interest Determination Date fewer than two of such offered rates are available, the Rate of Interest for the next Interest Period shall be whichever is the higher of:

    (A) The Rate of Interest in effect for the last preceding Interest Period to which (i) or (ii) above shall have applied; and

    (B) The Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Calculation Agent determines to be 0.16% per annum above either (i) the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting, on the relevant Interest Determination Date, for three-month deposits to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting on such Interest Determination Date to leading European banks for a period of three months; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (A) above.

    The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Floating Rate Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the

Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be final and binding on all parties. Notwithstanding anything herein to the contrary, the rate of interest on the Floating Rate Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    The Company shall provide that, so long as any of the Floating Rate Notes remain outstanding, there shall at all times be a Calculation Agent for the purpose of the Floating Rate Notes. In the event of the Calculation Agent being unable or unwilling to continue to act as the Calculation Agent or in the case of the Calculation Agent failing duly to establish the Rate of Interest for any Interest Period, the Company shall appoint another leading bank engaged in the London inter-bank market to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

    All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Floating Rate Notes, whether by the Reference Banks (or any of them) or the Calculation Agent, shall (in the absence of willful default, bad faith or manifest error) be binding on the Company, the Calculation Agent and all of the Holders and no liability shall (in the absence of willful default, bad faith or manifest error) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

    Interest shall cease to accrue on any Note on Maturity unless, upon presentation of such Note, payment of principal is improperly withheld or refused, in which case, interest shall continue to accrue.

    The Indenture permits, with certain exceptions as thereby provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of Securities, in any such case, with the consent of the Holders of not less than majority in aggregate principal amount of all Outstanding Securities affected by such supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each of the Outstanding Securities affected thereby, affect certain rights of such Holders as more fully described in the Indenture.

  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities affected thereby, to waive certain past defaults of the Company under the Indenture and their consequences. In addition, without the consent of any Holder of a Security, the Indenture and the Securities may be amended and supplemented to cure any defect, ambiguity or inconsistency, make other changes which will not adversely affect in any material respect the rights of the Holders or certain other matters specified in the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

    As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25 percent in principal amount of the Notes Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

    The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and in book-entry form. The Notes may be represented by one or more global Notes deposited with DTC and registered in the name of the nominee of DTC, with certain limited exceptions. So long as DTC or any successor depository or its nominee is the registered Holder of a global Note, DTC, such depository or such nominee, as the case may be, will be considered to be the sole Holder of the Notes for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Note will not be entitled to have Notes represented by such global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture. Each person owning a beneficial interest in a global Note must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. If the Company requests any action of Holders or if an owner of a beneficial interest in a global Note desires to take any action that a Holder is entitled to take under the Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

    If at any time DTC notifies the Company that it is unwilling or unable to continue as depository for the global Note or Notes or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such global Note or Notes. If (x) a successor depository for such global Note or Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes represented by such global Note or Notes advise DTC to cease acting as depository for such global Note or Notes or (z) the Company, in its sole discretion, determines at any time that all Outstanding Notes (but not less than all) issued or issuable in the form of one or more global Notes shall no longer be represented by such global Notes, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Note or Notes. If any beneficial owner of an interest in a permanent global Note is otherwise entitled to exchange such interest for Notes of such series and of like tenor and principal amount of another authorized form and denomination, as contemplated by the Indenture and provided that any applicable notice provided in the permanent global Note shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Note. On or after the earliest date on which such interests may be so exchanged, such permanent global Note shall be surrendered for exchange by DTC or such other depository as the Company shall specify to the Trustee.

    Initially, the Trustee will be the Security Registrar and the Paying Agent for this Note. The Company reserves the rights at any time to remove any Paying Agent or Security Registrar without notice, to appoint additional or other Paying Agents and other Security Registrars without notice and to approve any change in the office through which any Paying Agent or Security Registrar acts. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to this
Note in global form or impair, as between such depository and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such global Note.

    THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

    As used herein, "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Note or in the Indenture, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the place of presentation.

    The Company may cause CUSIP or ISIN numbers to be printed on the Notes as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed thereon.

    This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory until the Trustee or authenticating agent signs the certificate of authenticity on the Notes.

    No recourse shall be had for the payment of the principal of (or premium, if any) or interest, if any, or Additional Amounts, if any, on this Note, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future, of (i) the Company or (ii) any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all of the Notes are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Notes.